EXHIBIT 99.1

FOR IMMEDIATE RELEASE
January 23, 2018
Contact: Investor Inquiries:
Casey Farrell
972-801-5871/ShareholderRelations@LegacyTexasFinancialGroup.com
Media Inquiries:
Jennifer Dexter
972-461-7157/Jennifer.Dexter@LegacyTexas.com

LegacyTexas Financial Group, Inc. Reports Fourth Quarter and Full Year 2017 Earnings

PLANO, Texas, January 23, 2018 -- LegacyTexas Financial Group, Inc. (Nasdaq: LTXB) (the “Company”), the holding company for LegacyTexas Bank (the “Bank”), today announced net income of $14.7 million for the fourth quarter of 2017, a decrease of $14.0 million from the third quarter of 2017 and $10.6 million from the fourth quarter of 2016. Net income for the fourth quarter of 2017 included a $13.5 million income tax adjustment to the Company's deferred tax asset related to the December 22, 2017 enactment of the Tax Cuts and Jobs Act. Net income, excluding this one-time tax adjustment, totaled $28.2 million for the fourth quarter of 2017, a decrease of $556,000 from the third quarter of 2017 and an increase of $2.8 million from the fourth quarter of 2016.

"We are pleased to report another strong quarter and a strong full year of results for 2017," said President and CEO Kevin Hanigan. "Our dedicated team continues to execute our strategy and grow our customer base and franchise while actively serving each of our communities. We look forward to continued success in 2018 and the future."

Fourth Quarter 2017 Performance Highlights

•	Company assets of $9.09 billion generated basic earnings per share for the fourth quarter of 2017 of $0.31 on a GAAP basis and $0.60 on a core (non-GAAP) basis.

•
Average gross loans held for investment for the quarter ended December 31, 2017, excluding Warehouse Purchase Program loans, grew $208.6 million from the quarter ended September 30, 2017, leading to a seven basis point increase in net interest margin to 3.78% for the quarter ended December 31, 2017.

•
The Company's efforts to grow non-interest-bearing demand deposits resulted in a linked-quarter increase in these deposits of $106.6 million, or 7.0%, to $1.64 billion at December 31, 2017. Non-interest-bearing deposits totaled 24.2% of total deposits at December 31, 2017.

•
Return on average assets for the quarter ended December 31, 2017 was 0.66%, compared to 1.29% for the quarter ended September 30, 2017, while core (non-GAAP) return on average assets for the quarter ended December 31, 2017 was 1.27%, compared to 1.28% for the quarter ended September 30, 2017.

Full Year 2017 Performance Highlights

•
Net income for the year ended December 31, 2017 totaled $89.5 million, which included the impact of the above-mentioned $13.5 million income tax adjustment to the Company's deferred tax asset. Excluding this adjustment, net income totaled $103.0 million for the year ended December 31, 2017, an increase of $5.2 million from the year ended December 31, 2016.

•
Basic earnings per share on a GAAP basis for the year ended December 31, 2017 was $1.91, down $0.20 from $2.11 for the year ended December 31, 2016, while core (non-GAAP) basic earnings per share for the year ended December 31, 2017 was $2.19, up $0.11 from $2.08 for the year ended December 31, 2016.

•
GAAP efficiency ratio improved to 45.17% for the year ended December 31, 2017, compared to 46.79% for the year ended December 31, 2016. Core (non-GAAP) efficiency ratio improved to 45.38% for the year ended December 31, 2017, compared to 47.30% for the year ended December 31, 2016.

•
Gross loans held for investment at December 31, 2017, excluding Warehouse Purchase Program loans, grew $584.0 million from December 31, 2016, while total deposits increased by $402.2 million for the same period.

Financial Highlights

	At or For the Quarters Ended
(unaudited)	Dec 31, 2017	Sep 30, 2017	Dec 31, 2016
	(Dollars in thousands, except per share amounts)
Net interest income	$80,199	$78,964	$74,084
Provision for credit losses	3,743	7,157	7,833
Non-interest income	6,901	12,226	12,277
Non-interest expense	40,708	40,295	39,548
Income tax expense	27,989	15,029	13,675
Net income	$14,660	$28,709	$25,305

Basic earnings per common share	$0.31	$0.61	$0.54
Basic core (non-GAAP) earnings per common share[1]	$0.60	$0.61	$0.55
Weighted average common shares outstanding - basic	46,729,160	46,664,233	46,346,053
Estimated Tier 1 common equity risk-based capital ratio[2]	9.40%	9.17%	9.13%
Total equity to total assets	10.56%	10.48%	10.59%
Tangible common equity to tangible assets - Non-GAAP[1]	8.77%	8.67%	8.63%

[1]	See the section labeled "Supplemental Information - Non-GAAP Financial Measures" at the end of this document.

[2]	Calculated at the Company level, which is subject to the capital adequacy requirements of the Federal Reserve.

Core (non-GAAP) net income (which is net income adjusted for the impact of infrequent or non-recurring items) totaled $28.2 million for the quarter ended December 31, 2017, down $319,000 from the third quarter of 2017 and up $2.8 million from the fourth quarter of 2016. Basic earnings per share for the quarter ended December 31, 2017 was $0.31, a decrease of $0.30 from the third quarter of 2017 and $0.23 from the fourth quarter of 2016. Basic core (non-GAAP) earnings per share for the fourth quarter of 2017 was $0.60, down $0.01 from the third quarter of 2017 and up $0.05 from the fourth quarter of 2016.

	At or For the Years Ended
(unaudited)	Dec 31, 2017	Dec 31, 2016
	(Dollars in thousands, except per share amounts)
Net interest income	$311,431	$282,269
Provision for credit losses	39,456	26,900
Non-interest income	43,582	51,931
Non-interest expense	160,344	156,377
Income tax expense	65,719	53,102
Net income	$89,494	$97,821

Basic earnings per common share	$1.91	$2.11
Basic core (non-GAAP) earnings per common share[1]	$2.19	$2.08
Weighted average common shares outstanding - basic	46,611,780	46,184,074
1 See the section labeled "Supplemental Information- Non-GAAP Financial Measures" at the end of this document.

Core (non-GAAP) net income totaled $101.9 million for the year ended December 31, 2017, up $5.7 million from the year ended December 31, 2016. Basic earnings per share for the year ended December 31, 2017 was $1.91, a decrease of $0.20 from the year ended December 31, 2016. Basic core (non-GAAP) earnings per share for the year ended December 31, 2017 was $2.19, up $0.11 from the year ended December 31, 2016. The reconciliation of non-GAAP measures, which the Company believes facilitates the assessment of its banking operations and peer comparability, is included in tabular form at the end of this release.

Net Interest Income and Net Interest Margin

	For the Quarters Ended
(unaudited)	Dec 31, 2017	Sep 30, 2017	Dec 31, 2016
	(Dollars in thousands)
Interest income:
Loans held for investment, excluding Warehouse Purchase Program loans	$81,134	$78,986	$71,090
Warehouse Purchase Program loans	9,998	9,873	9,112
Loans held for sale	202	225	192
Securities	3,979	3,855	3,410
Interest-earning deposit accounts	798	1,524	693
Total interest income	$96,111	$94,463	$84,497
Net interest income	$80,199	$78,964	$74,084
Net interest margin	3.78%	3.71%	3.68%
Selected average balances:
Total earning assets	$8,426,339	$8,451,478	$8,011,431
Total loans held for investment	7,533,172	7,331,173	6,886,696
Total securities	648,917	652,841	620,775
Total deposits	6,759,364	6,632,649	6,282,454
Total borrowings	1,007,747	1,178,031	1,201,004
Total non-interest-bearing demand deposits	1,568,665	1,481,654	1,349,561
Total interest-bearing liabilities	6,198,446	6,329,026	6,133,897

Net interest income for the quarter ended December 31, 2017 was $80.2 million, a $1.2 million increase from the third quarter of 2017 and a $6.1 million increase from the fourth quarter of 2016, which was primarily driven by increased interest income on loans. The average balance of commercial real estate loans increased by $176.4 million to $3.03 billion from the third quarter of 2017, resulting in a $2.2 million increase in interest income, while the average balance of consumer real estate loans increased by $29.4 million to $1.21 billion for the same period, resulting in a $345,000 increase in interest income. Interest income earned on commercial and industrial loans declined by $402,000 for the quarter ended December 31, 2017 compared to the third quarter of 2017, primarily due to $295,000 in unamortized loan origination fees that were recognized as interest income during the third quarter of 2017 on the payoff of an energy loan, with no comparable transactions occurring during the fourth quarter of 2017, as well as a $5.0 million decrease in the average balance of the commercial and industrial loan portfolio during the fourth quarter of 2017. Interest income earned on Warehouse Purchase Program loans increased by $125,000 from the third quarter of 2017, due to a nine basis point increase in the average yield, which offset an $11.0 million decrease in the average balance during the fourth quarter of 2017. Interest income on loans for the fourth quarter of 2017 included $529,000 in accretion of purchase accounting fair value adjustments on acquired loans, which included $151,000 on acquired commercial real estate loans, $74,000 on acquired commercial and industrial loans, $2,000 on acquired construction and land loans and $302,000 on acquired consumer loans.

The $6.1 million increase in net interest income compared to the fourth quarter of 2016 was primarily due to a $10.9 million increase in interest income on loans, which was driven by increased volume in the commercial real estate, commercial and industrial and consumer real estate loan portfolios, as well as higher yields earned on the commercial and industrial portfolio and Warehouse Purchase Program loans. The average balance of commercial real estate loans increased by $431.8 million from the fourth quarter of 2016, resulting in a $5.6 million increase in interest income. The average balance of commercial and industrial loans increased by $181.4 million from the fourth quarter of 2016, while the average yield earned on this portfolio increased by 20 basis points for the same period, resulting in a $3.2 million increase in interest income. The average balance of consumer real estate loans increased by $154.1 million compared to the fourth quarter of 2016, which offset a six basis point decline in the average yield and led to a $1.6 million increase in interest income. Despite a $91.1 million decline in the average balance compared to the prior year period, interest income on Warehouse Purchase Program loans increased by $886,000 due to a 64 basis point increase in the average yield earned for the fourth quarter of 2017, compared to the same quarter last year.

Interest expense for the quarter ended December 31, 2017 increased by $413,000 compared to the linked quarter, which was primarily due to higher average deposit and borrowing rates, as well as increases of $53.9 million and $50.4 million in the average balances of savings and money market and interest-bearing demand deposits, respectively, compared to the third quarter of 2017. A $170.3 million decrease in the average balance of borrowings was partially offset by a 19 basis point increase in the average rate paid for borrowings, resulting in a $270,000 linked-quarter decrease in interest expense on borrowed funds.

Compared to the fourth quarter of 2016, interest expense for the quarter ended December 31, 2017 increased by $5.5 million, primarily due to higher average deposit and borrowing rates, as well as increases of $224.9 million and $86.9 million in the average balances of savings and money market and interest-bearing demand deposits, respectively, compared to the fourth quarter of 2016. A $193.3 million decrease in the average balance of borrowings from the fourth quarter of 2016 was partially offset by a 73 basis point increase in the average rate, resulting in a $1.3 million year-over-year decrease in interest expense on borrowed funds.

The net interest margin for the fourth quarter of 2017 was 3.78%, a seven basis point increase from the third quarter of 2017 and a ten basis point increase from the fourth quarter of 2016. The average yield on earning assets for the fourth quarter of 2017 was 4.53%, a nine basis point increase from the third quarter of 2017 and a 33 basis point increase from the fourth quarter of 2016. The cost of deposits for the fourth quarter of 2017 was 0.64%, up three basis points from the linked quarter and up 21 basis points from the fourth quarter of 2016.

Non-interest Income

Non-interest income for the fourth quarter of 2017 was $6.9 million, a $5.3 million decrease from the third quarter of 2017 and a $5.4 million decrease from the fourth quarter of 2016. Gain (loss) on sale and disposition of assets for the fourth quarter of 2017 included a $3.9 million write-down on a foreclosed property. Service charges and other fees decreased by $1.2 million from the third quarter of 2017, which was primarily due to a $541,000 decrease in title premiums and a $358,000 decrease in commercial loan fee income (consisting of syndication, arrangement, non-usage and pre-payment fees). The Company recognized $1.6 million in net gains on the sale of mortgage loans held for sale during the fourth quarter of 2017, which included gains recognized on $46.7 million of one-to four-family mortgage loans that were sold or committed for sale during the fourth quarter of 2017 and fair value changes on mortgage derivatives and mortgage fees collected, compared to $2.0 million in comparable net gains recorded during the third quarter of 2017 on $52.4 million of one-to four-family mortgage loans sold or committed for sale.

The $5.4 million decrease in non-interest income from the fourth quarter of 2016 was primarily due to a $3.1 million loss in gain (loss) on sale and disposition of assets due to the above-mentioned write-down on a foreclosed property recorded in the fourth quarter of 2017, compared to a $407,000 loss on the sale of a foreclosed property recorded in the fourth quarter of 2016. Service charges and other fees decreased by $1.8 million, which was driven by a $695,000 incentive payment received from Mastercard in the fourth quarter of 2016 for 2015 transaction performance, a $577,000 decrease in commercial loan fee income (consisting of syndication, arrangement, non-usage and pre-payment fees), and a $544,000 decrease in title premiums. Net gains on the sale of mortgage loans held for sale during the fourth quarter of 2017 decreased by $456,000 compared to the fourth quarter of 2016, which included gains recognized on $57.8 million of one-to four-family mortgage loans that were sold or committed for sale and fair value changes on mortgage derivatives and mortgage fees collected during the 2016 period, compared to $46.7 million for the fourth quarter of 2017.

Non-interest Expenses

Non-interest expense for the quarter ended December 31, 2017 was $40.7 million, a $413,000 increase from the third quarter of 2017 and a $1.2 million increase from the fourth quarter of 2016. Occupancy and equipment expense increased by $477,000 compared to the third quarter of 2017, primarily resulting from an early termination fee collected from a tenant in the third quarter of 2017. Data processing expense increased by $450,000 on a linked-quarter basis as the Company transitions to outsourcing certain segments of its data processing, while advertising expense increased by $422,000 due to a higher number of events and sponsorships compared to the linked quarter. These increases in non-interest expense were reduced by a $1.0 million decrease in salaries and employee benefits expense from the third quarter of 2017, which was primarily driven by lower health care costs, as well as a reduction in performance incentive accruals based on increased non-performing assets, and were partially offset by decreased deferred salary costs related to loan originations that will be accounted for over the lives of the related loans.

The $1.2 million increase in non-interest expense from the fourth quarter of 2016 was primarily related to a $746,000 increase in data processing expense as the Company transitions to outsourcing certain segments of its data processing and a $411,000 increase in outside professional services expense related to higher consulting and legal costs.

Financial Condition - Loans

Gross loans held for investment at December 31, 2017, excluding Warehouse Purchase Program loans, grew $31.6 million from September 30, 2017, which included growth in commercial real estate, commercial and industrial and consumer real estate loans. Commercial real estate and commercial and industrial loans at December 31, 2017 increased by $2.8 million and $18.7 million, respectively, from September 30, 2017, and consumer real estate loans increased by $15.5 million for the same period. These linked-quarter increases were partially offset by a $4.7 million decline in construction and land loans and a $771,000 decline in other consumer loans.

Compared to December 31, 2016, gross loans held for investment, excluding Warehouse Purchase Program loans, grew $584.0 million, which included growth in commercial real estate, commercial and industrial and consumer real estate loans. On a year-over-year basis, commercial real estate, commercial and industrial and consumer real estate loans increased by $348.9 million, $122.1 million and $138.5 million, respectively. These year-over-year increases were partially offset by declines of $17.0 million and $8.5 million in construction and land and other consumer loans, respectively.

At December 31, 2017, Warehouse Purchase Program loans increased by $26.7 million compared to September 30, 2017 and by $99.2 million compared to December 31, 2016.

Reserve-based energy loans, which are secured by deeds of trust on properties containing proven oil and natural gas reserves and included in the Company's commercial and industrial loan portfolio, totaled $531.7 million at December 31, 2017, up $4.9 million from $526.8 million at September 30, 2017 and up $4.5 million from $527.2 million at December 31, 2016. In addition to reserve-based energy loans, the Company has loans categorized as "Midstream and Other," which are typically related to the transmission of oil and natural gas and would only be indirectly impacted from declining commodity prices. At December 31, 2017, "Midstream and Other" loans had a total outstanding balance of $15.4 million, down $12.4 million from $27.8 million at September 30, 2017 and down $23.6 million from $39.0 million at December 31, 2016.

Financial Condition - Deposits

Total deposits at December 31, 2017 increased by $7.3 million from September 30, 2017, which included growth of $139.7 million and $106.6 million in interest-bearing demand and non-interest-bearing demand deposits, respectively. These increases were partially offset by declines of $232.4 million and $6.6 million in savings and money market and time deposit balances, respectively.

Compared to December 31, 2016, total deposits increased by $402.2 million, which included growth in all deposit categories with the exception of time deposit balances, which declined by $514,000. Non-interest-bearing demand and interest-bearing demand deposits increased by $251.7 million and $126.1 million, respectively, while savings and money market deposits increased by $25.0 million from December 31, 2016.

Credit Quality

	At or For the Quarters Ended
(unaudited)	Dec 31, 2017	Sep 30, 2017	Dec 31, 2016
	(Dollars in thousands)
Net charge-offs	$2,643	$12,347	$242
Net charge-offs/Average loans held for investment, excluding Warehouse Purchase Program loans	0.16%	0.78%	0.02%
Net charge-offs/Average loans held for investment	0.14	0.67	0.01
Provision for credit losses	$3,743	$7,157	$7,833
Non-performing loans ("NPLs")	94,403	76,915	111,389
NPLs/Total loans held for investment, excluding Warehouse Purchase Program loans	1.42%	1.16%	1.84%
NPLs/Total loans held for investment	1.21	0.99	1.56
Non-performing assets ("NPAs")	$102,835	$90,500	$122,227
NPAs to total assets	1.13%	1.00%	1.46%
NPAs/Loans held for investment and foreclosed assets, excluding Warehouse Purchase Program loans	1.54	1.36	2.01
NPAs/Loans held for investment and foreclosed assets	1.32	1.17	1.71
Allowance for loan losses	$71,301	$70,044	$64,576
Allowance for loan losses/Total loans held for investment, excluding Warehouse Purchase Program loans	1.07%	1.06%	1.06%
Allowance for loan losses/Total loans held for investment	0.91	0.90	0.91
Allowance for loan losses/Total loans held for investment, excluding acquired loans & Warehouse Purchase Program loans[1]	1.14	1.13	1.18
Allowance for loan losses/NPLs	75.53	91.07	57.97

[1]	Excludes loans acquired in the Highlands and LegacyTexas transactions, which were initially recorded at fair value.

The Company recorded a provision for credit losses of $3.7 million for the quarter ended December 31, 2017, a decrease of $3.4 million from the quarter ended September 30, 2017 and $4.1 million from the quarter ended December 31, 2016. The decrease in provision expense on a linked-quarter basis was primarily related to $11.9 million in charge-offs recorded during the third quarter of 2017 on the resolution of two reserve-based energy relationships, while the decrease in provision expense on a year-over-year basis was primarily due to increased qualitative factors that were applied during the 2016 period related to some negative migration in asset quality during the fourth quarter of 2016.

The below table shows criticized (rated "special mention") and classified (rated "substandard" or "doubtful") loans at December 31, 2017, September 30, 2017 and December 31, 2016.

	Dec 31, 2017	Sep 30, 2017	Dec 31, 2016	Linked-Quarter Change	Year-over-Year Change
	(Dollars in thousands)
Commercial real estate	$30,656	$28,187	$7,972	$2,469	$22,684
Commercial and industrial, excluding energy	15,496	16,300	13,316	(804)	2,180
Energy	27,665	27,754	141,794	(89)	(114,129)
Consumer	1,409	1,491	2,120	(82)	(711)
Total criticized (all performing)	$75,226	$73,732	$165,202	$1,494	$(89,976)

Commercial real estate	$3,893	$7,094	$8,446	$(3,201)	$(4,553)
Commercial and industrial, excluding energy	1,295	14,516	17,215	(13,221)	(15,920)
Energy	11,352	25,589	—	(14,237)	11,352
Construction and land	—	—	86	—	(86)
Consumer	2,823	2,391	2,559	432	264
Total classified performing	19,363	49,590	28,306	(30,227)	(8,943)

Commercial real estate	4,134	4,064	5,195	70	(1,061)
Commercial and industrial, excluding energy	25,579	14,548	19,088	11,031	6,491
Energy	58,424	51,012	67,576	7,412	(9,152)
Construction and land	—	—	11,385	—	(11,385)
Consumer	6,266	7,291	8,145	(1,025)	(1,879)
Total classified non-performing	94,403	76,915	111,389	17,488	(16,986)

Total classified loans	$113,766	$126,505	$139,695	$(12,739)	$(25,929)

At December 31, 2017, the allowance for loan losses allocated to the Company's $547.1 million energy loan portfolio totaled $20.7 million, while the allowance for loan losses allocated to the Company's $38.0 million corporate healthcare finance portfolio totaled $3.4 million.

Conference Call

The Company will host an investor conference call to review the results on Wednesday, January 24, 2018 at 8 a.m. Central Time. Participants may pre-register for the call by visiting http://dpregister.com/10115614 and will receive a unique PIN that can be used when dialing in for the call. This will allow attendees to enter the call immediately. Alternatively, participants may call (toll-free) 1-877-513-4119 at least five minutes prior to the call to be placed into the call by an operator. International participants are asked to call 1-412-902-4148 and participants in Canada are asked to call (toll-free) 1-855-669-9657.

The call and corresponding presentation slides will be webcast live on the home page of the Company's website, www.LegacyTexasFinancialGroup.com. An audio replay will be available one hour after the conclusion of the call at 877-344-7529, Conference #10115614. This replay will be available until February 24, 2018.

About LegacyTexas Financial Group, Inc.

LegacyTexas Financial Group, Inc. is the holding company for LegacyTexas Bank, a commercially oriented community bank based in Plano, Texas. LegacyTexas Bank operates 44 banking offices in the Dallas/Fort Worth Metroplex and surrounding counties. For more information, please visit www.LegacyTexasFinancialGroup.com or www.LegacyTexas.com.
This document and other filings by LegacyTexas Financial Group, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”), as well as press releases or other public or stockholder communications released by the Company, may contain forward-looking statements, including, but not limited to, (i) statements regarding the financial condition, results of operations and business of the Company, (ii) statements about the Company’s plans, objectives, expectations and intentions and other statements that are not historical facts and (iii) other statements identified by the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "intends" or similar expressions that are intended to identify "forward-looking statements", within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current beliefs and expectations of the Company’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.
The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: the expected cost savings, synergies and other financial benefits from acquisition or disposition transactions might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters might be greater than expected; changes in economic conditions; legislative changes; changes in policies by regulatory agencies; fluctuations in interest rates; the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; the Company's ability to access cost-effective funding; fluctuations in real estate values and both residential and commercial real estate market conditions; demand for loans and deposits in the Company's market area; fluctuations in the price of oil, natural gas and other commodities; competition; changes in management’s business strategies; changes in the regulatory and tax environments in which the Company operates, including the impact of the "Tax Cuts and Jobs Act" (the "TCJA") on the Company's deferred tax asset, and the anticipated impact of the TCJA on the Company's future earnings; and other factors set forth in the Company's filings with the SEC.
The factors listed above could materially affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.
The Company does not undertake - and specifically declines any obligation - to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. When considering forward-looking statements, you should keep in mind these risks and uncertainties. You should not place undue reliance on any forward-looking statement, which speaks only as of the date made. You should refer to our periodic and current reports filed with the SEC for specific risks that could cause actual results to be significantly different from those expressed or implied by any forward-looking statements.

LegacyTexas Financial Group, Inc. Consolidated Balance Sheets

(Dollars in thousands)	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
ASSETS	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Cash and due from financial institutions	$61,713	$58,776	$61,989	$60,073	$59,823
Short-term interest-bearing deposits in other financial institutions	231,743	268,567	256,251	294,955	229,389
Total cash and cash equivalents	293,456	327,343	318,240	355,028	289,212
Securities available for sale, at fair value	419,717	410,450	397,957	381,831	354,515
Securities held to maturity	173,509	180,968	191,578	200,541	210,387
Total securities	593,226	591,418	589,535	582,372	564,902
Loans held for sale	16,707	25,955	19,374	19,315	21,279
Loans held for investment:
Loans held for investment - Warehouse Purchase Program	1,154,588	1,127,929	1,256,742	846,973	1,055,341
Loans held for investment	6,649,450	6,617,892	6,409,259	6,265,263	6,065,423
Gross loans	7,820,745	7,771,776	7,685,375	7,131,551	7,142,043
Less: allowance for loan losses and deferred fees on loans held for investment	(64,921)	(64,632)	(70,642)	(67,834)	(66,827)
Net loans	7,755,824	7,707,144	7,614,733	7,063,717	7,075,216
FHLB stock and other restricted securities, at cost	64,790	50,333	56,618	43,156	43,266
Bank-owned life insurance	57,684	57,383	57,078	56,768	56,477
Premises and equipment, net	69,693	70,052	71,068	72,312	74,226
Goodwill	178,559	178,559	178,559	178,559	178,559
Other assets	72,964	86,380	84,544	84,630	80,397
Total assets	$9,086,196	$9,068,612	$8,970,375	$8,436,542	$8,362,255

LIABILITIES AND SHAREHOLDERS’ EQUITY
Non-interest-bearing demand	$1,635,622	$1,529,052	$1,522,856	$1,449,656	$1,383,951
Interest-bearing demand	1,029,375	889,627	893,544	873,085	903,314
Savings and money market	2,735,296	2,967,672	2,685,627	2,679,538	2,710,307
Time	1,367,390	1,374,017	1,460,479	1,377,367	1,367,904
Total deposits	6,767,683	6,760,368	6,562,506	6,379,646	6,365,476
FHLB advances	1,043,163	998,146	1,151,682	830,195	833,682
Repurchase agreements	84,676	81,073	73,433	76,880	86,691
Subordinated debt	134,522	134,400	134,277	134,155	134,032
Accrued expenses and other liabilities	96,278	144,533	123,194	115,749	57,009
Total liabilities	8,126,322	8,118,520	8,045,092	7,536,625	7,476,890
Common stock	481	480	480	479	479
Additional paid-in capital	603,884	598,820	595,730	592,159	589,408
Retained earnings	370,858	363,890	342,384	321,648	310,641
Accumulated other comprehensive income (loss), net	(3,429)	(1,045)	(1,125)	(2,051)	(2,713)
Unearned Employee Stock Ownership Plan (ESOP) shares	(11,920)	(12,053)	(12,186)	(12,318)	(12,450)
Total shareholders’ equity	959,874	950,092	925,283	899,917	885,365
Total liabilities and shareholders’ equity	$9,086,196	$9,068,612	$8,970,375	$8,436,542	$8,362,255

LegacyTexas Financial Group, Inc.
Consolidated Quarterly Statements of Income (unaudited)

	For the Quarters Ended					Fourth Quarter 2017 Compared to:
	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Third Quarter 2017		Fourth Quarter 2016
Interest and dividend income		(Dollars in thousands)
Loans, including fees	$91,334	$89,084	$83,917	$83,103	$80,394	$2,250	2.5%	$10,940	13.6%
Taxable securities	2,819	2,694	2,725	2,562	2,269	125	4.6	550	24.2
Nontaxable securities	700	713	739	755	756	(13)	(1.8)	(56)	(7.4)
Interest-bearing deposits in other financial institutions	798	1,524	955	732	693	(726)	(47.6)	105	15.2
FHLB and Federal Reserve Bank stock and other	460	448	411	384	385	12	2.7	75	19.5
	96,111	94,463	88,747	87,536	84,497	1,648	1.7	11,614	13.7
Interest expense
Deposits	10,954	10,271	8,359	7,110	6,734	683	6.6	4,220	62.7
FHLB advances	2,647	2,944	2,427	1,632	1,526	(297)	(10.1)	1,121	73.5
Repurchase agreements and other borrowings	2,311	2,284	2,241	2,246	2,153	27	1.2	158	7.3
	15,912	15,499	13,027	10,988	10,413	413	2.7	5,499	52.8
Net interest income	80,199	78,964	75,720	76,548	74,084	1,235	1.6	6,115	8.3
Provision for credit losses	3,743	7,157	6,255	22,301	7,833	(3,414)	(47.7)	(4,090)	(52.2)
Net interest income after provision for credit losses	76,456	71,807	69,465	54,247	66,251	4,649	6.5	10,205	15.4
Non-interest income
Service charges and other fees	8,124	9,291	9,896	8,431	9,912	(1,167)	(12.6)	(1,788)	(18.0)
Net gain on sale of mortgage loans held for sale	1,556	1,982	2,156	1,628	2,012	(426)	(21.5)	(456)	(22.7)
Bank-owned life insurance income	430	435	440	422	436	(5)	(1.1)	(6)	(1.4)
Net gain (loss) on securities transactions	—	(20)	—	(19)	(6)	20	N/M	6	N/M
Gain (loss) on sale and disposition of assets	(3,480)	352	157	1,399	(412)	(3,832)	N/M	(3,068)	744.7
Other	271	186	(324)	269	335	85	45.7	(64)	(19.1)
	6,901	12,226	12,325	12,130	12,277	(5,325)	(43.6)	(5,376)	(43.8)

	For the Quarters Ended					Fourth Quarter 2017 Compared to:
	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Third Quarter 2017		Fourth Quarter 2016

Non-interest expense	(Dollars in thousands)
Salaries and employee benefits	23,126	24,175	23,391	24,444	23,446	(1,049)	(4.3)	(320)	(1.4)
Advertising	1,402	980	1,179	817	1,039	422	43.1	363	34.9
Occupancy and equipment	3,776	3,299	3,656	3,654	3,715	477	14.5	61	1.6
Outside professional services	1,300	1,230	1,203	1,156	889	70	5.7	411	46.2
Regulatory assessments	1,212	1,011	1,271	985	1,316	201	19.9	(104)	(7.9)
Data processing	4,737	4,287	3,877	3,895	3,991	450	10.5	746	18.7
Office operations	2,180	2,378	2,404	2,276	2,524	(198)	(8.3)	(344)	(13.6)
Other	2,975	2,935	2,608	2,525	2,628	40	1.4	347	13.2
	40,708	40,295	39,589	39,752	39,548	413	1.0	1,160	2.9
Income before income tax expense	42,649	43,738	42,201	26,625	38,980	(1,089)	(2.5)	3,669	9.4
Income tax expense	27,989	15,029	14,266	8,435	13,675	12,960	86.2	14,314	104.7
Net income	$14,660	$28,709	$27,935	$18,190	$25,305	$(14,049)	(48.9)%	$(10,645)	(42.1)%
N/M - Not meaningful

LegacyTexas Financial Group, Inc.
Selected Quarterly Financial Highlights (unaudited)

	At or For the Quarters Ended
	December 31, 2017	September 30, 2017	December 31, 2016
SHARE DATA:	(Dollars in thousands, except per share amounts)
Weighted average common shares outstanding- basic	46,729,160	46,664,233	46,346,053
Weighted average common shares outstanding- diluted	47,290,308	47,158,729	46,873,215
Shares outstanding at end of period	48,117,390	48,040,059	47,876,198
Income available to common shareholders[1]	$14,613	$28,617	$25,174
Basic earnings per common share	0.31	0.61	0.54
Basic core (non-GAAP) earnings per common share[2]	0.60	0.61	0.55
Diluted earnings per common share	0.31	0.61	0.54
Dividends declared per share	0.16	0.15	0.15
Total shareholders' equity	959,874	950,092	885,365
Common shareholders' equity per share (book value per share)	19.95	19.78	18.49
Tangible book value per share - Non-GAAP[2]	16.23	16.05	14.75
Market value per share for the quarter:
High	43.03	39.92	43.81
Low	36.73	34.87	31.59
Close	42.21	39.92	43.06
KEY RATIOS:
Return on average common shareholders' equity	6.09%	12.21%	11.50%
Core (non-GAAP) return on average common shareholders' equity[2]	11.69	12.11	11.50
Return on average assets	0.66	1.29	1.20
Core (non-GAAP) return on average assets[2]	1.27	1.28	1.20
Efficiency ratio (GAAP basis)	46.74	44.19	45.79
Core (non-GAAP) efficiency ratio[2]	46.74	44.37	45.79
Estimated Tier 1 common equity risk-based capital ratio[3]	9.40	9.17	9.13
Estimated total risk-based capital ratio[3]	11.87	11.61	11.71
Estimated Tier 1 risk-based capital ratio[3]	9.54	9.32	9.28
Estimated Tier 1 leverage ratio[3]	9.17	9.01	8.73
Total equity to total assets	10.56	10.48	10.59
Tangible equity to tangible assets - Non-GAAP[2]	8.77	8.67	8.63
Number of employees- full-time equivalent	853	864	885

[1]	Net of distributed and undistributed earnings to participating securities.

[2]	See the section labeled "Supplemental Information - Non-GAAP Financial Measures" at the end of this document.

[3]	Calculated at the Company level, which is subject to the capital adequacy requirements of the Federal Reserve.

LegacyTexas Financial Group, Inc.
Selected Full Year Financial Highlights (unaudited)

	At or For the Years Ended
	December 31, 2017	December 31, 2016
SHARE DATA:	(Dollars in thousands, except per share amounts)
Basic earnings per common share	$1.91	$2.11
Basic core (non-GAAP) earnings per common share[1]	2.19	2.08
Diluted earnings per common share	1.89	2.09
Dividends declared per share	0.61	0.58
KEY RATIOS:
Return on average common shareholders' equity	9.62%	11.52%
Core (non-GAAP) return on average common shareholders' equity[1]	10.96	11.34
Return on average assets	1.04	1.24
Core (non-GAAP) return on average assets[1]	1.18	1.22
Efficiency ratio (GAAP basis)	45.17	46.79
Core (non-GAAP) efficiency ratio[1]	45.38	47.30
1 See the section labeled "Supplemental Information- Non-GAAP Financial Measures" at the end of this document.

LegacyTexas Financial Group, Inc.
Selected Loan Data (unaudited)

	At the Quarter Ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Loans held for investment:	(Dollars in thousands)
Commercial real estate	$3,019,339	$3,016,533	$2,817,443	$2,786,477	$2,670,455
Warehouse Purchase Program	1,154,588	1,127,929	1,256,742	846,973	1,055,341
Commercial and industrial	2,093,307	2,074,635	2,119,678	2,028,347	1,971,160
Construction and land	277,864	282,536	270,050	290,258	294,894
Consumer real estate	1,213,434	1,197,911	1,154,353	1,109,459	1,074,923
Other consumer	45,506	46,277	47,735	50,722	53,991
Gross loans held for investment	$7,804,038	$7,745,821	$7,666,001	$7,112,236	$7,120,764
Non-performing assets:
Commercial real estate	$4,134	$4,064	$4,201	$4,337	$5,195
Commercial and industrial	84,003	65,560	87,599	94,503	86,664
Construction and land	—	—	—	310	11,385
Consumer real estate	6,190	7,175	7,265	7,193	7,987
Other consumer	76	116	131	1,061	158
Total non-performing loans	94,403	76,915	99,196	107,404	111,389
Foreclosed assets	8,432	13,585	13,283	13,654	10,838
Total non-performing assets	$102,835	$90,500	$112,479	$121,058	$122,227
Total non-performing assets to total assets	1.13%	1.00%	1.25%	1.43%	1.46%
Total non-performing loans to total loans held for investment, excluding Warehouse Purchase Program loans	1.42%	1.16%	1.55%	1.71%	1.84%
Total non-performing loans to total loans held for investment	1.21%	0.99%	1.29%	1.51%	1.56%
Allowance for loan losses to non-performing loans	75.53%	91.07%	75.70%	65.79%	57.97%
Allowance for loan losses to total loans held for investment, excluding Warehouse Purchase Program loans	1.07%	1.06%	1.17%	1.13%	1.06%
Allowance for loan losses to total loans held for investment	0.91%	0.90%	0.98%	0.99%	0.91%
Allowance for loan losses to total loans held for investment, excluding acquired loans and Warehouse Purchase Program loans[1]	1.14%	1.13%	1.26%	1.23%	1.18%

	At the Quarter Ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Troubled debt restructured loans ("TDRs"):		(Dollars in thousands)
Performing TDRs:
Commercial real estate	$145	$147	$150	$152	$154
Commercial and industrial	2	—	—	—	—
Consumer real estate	600	263	265	267	269
Other consumer	21	20	23	27	31
Total performing TDRs	$768	$430	$438	$446	$454
Non-performing TDRs:[2]
Commercial real estate	$36	$37	$39	$40	$808
Commercial and industrial	16,328	7,984	22,946	23,338	9,181
Consumer real estate	916	1,343	1,401	1,618	1,669
Other consumer	14	25	31	38	43
Total non-performing TDRs	$17,294	$9,389	$24,417	$25,034	$11,701
Allowance for loan losses:
Balance at beginning of period	$70,044	$75,091	$70,656	$64,576	$57,318
Provision expense for loans	3,900	7,300	6,200	22,700	7,500
Charge-offs	(2,840)	(12,496)	(2,160)	(17,246)	(367)
Recoveries	197	149	395	626	125
Balance at end of period	$71,301	$70,044	$75,091	$70,656	$64,576
Net charge-offs (recoveries):
Commercial real estate	$—	$—	$—	$(189)	$(5)
Commercial and industrial	2,386	12,215	1,350	16,490	34
Construction and land	—	—	(75)	418	—
Consumer real estate	36	(10)	5	23	20
Other consumer	221	142	485	(122)	193
Total net charge-offs	$2,643	$12,347	$1,765	$16,620	$242
Allowance for off-balance sheet lending-related commitments
Provision expense (benefit) for credit losses	$(157)	$(143)	$55	$(399)	$333

[1]	Excludes loans acquired in the Highlands and LegacyTexas acquisitions, which were initially recorded at fair value.

[2]	Non-performing TDRs are included in the non-performing assets reported above.

LegacyTexas Financial Group, Inc.
Average Balances and Yields/Rates (unaudited)

	For the Quarters Ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Loans:	(Dollars in thousands)
Commercial real estate	$3,030,778	$2,854,343	$2,781,472	$2,724,167	$2,599,006
Warehouse Purchase Program	1,009,667	1,020,706	896,018	697,316	1,100,723
Commercial and industrial	2,017,909	2,022,859	1,995,882	1,969,766	1,836,519
Construction and land	287,965	279,189	278,986	290,856	300,460
Consumer real estate	1,206,371	1,176,955	1,126,744	1,090,700	1,052,231
Other consumer	46,094	47,169	49,721	52,655	56,480
Less: deferred fees and allowance for loan loss	(65,612)	(70,048)	(68,779)	(65,904)	(58,723)
Total loans held for investment	7,533,172	7,331,173	7,060,044	6,759,556	6,886,696
Loans held for sale	20,642	23,154	22,581	12,667	22,509
Securities	648,917	652,841	645,605	629,366	620,775
Overnight deposits	223,608	444,310	324,406	332,664	481,451
Total interest-earning assets	$8,426,339	$8,451,478	$8,052,636	$7,734,253	$8,011,431
Deposits:
Interest-bearing demand	$925,506	$875,097	$849,633	$855,075	$838,631
Savings and money market	2,911,726	2,857,790	2,703,291	2,652,866	2,686,847
Time	1,353,467	1,418,108	1,355,681	1,314,607	1,407,415
FHLB advances and other borrowings	1,007,747	1,178,031	1,142,998	1,040,835	1,201,004
Total interest-bearing liabilities	$6,198,446	$6,329,026	$6,051,603	$5,863,383	$6,133,897

Total assets	$8,865,517	$8,889,914	$8,491,696	$8,172,072	$8,445,209
Non-interest-bearing demand deposits	$1,568,665	$1,481,654	$1,410,566	$1,341,315	$1,349,561
Total deposits	$6,759,364	$6,632,649	$6,319,171	$6,163,863	$6,282,454
Total shareholders' equity	$963,512	$940,606	$914,564	$900,118	$880,250

Yields/Rates:
Loans:
Commercial real estate	5.05%	5.06%	5.08%	5.05%	5.05%
Warehouse Purchase Program	3.93%	3.84%	3.70%	3.50%	3.29%
Commercial and industrial	4.83%	4.89%	4.63%	5.40%	4.63%
Construction and land	5.04%	5.16%	5.12%	5.18%	5.08%
Consumer real estate	4.54%	4.54%	4.59%	4.54%	4.60%
Other consumer	5.67%	5.64%	5.57%	5.51%	5.66%
Total loans held for investment	4.81%	4.81%	4.75%	4.97%	4.64%
Loans held for sale	3.92%	3.89%	3.99%	3.85%	3.41%
Securities	2.45%	2.36%	2.40%	2.35%	2.20%
Overnight deposits	1.42%	1.36%	1.18%	0.89%	0.57%
Total interest-earning assets	4.53%	4.44%	4.42%	4.58%	4.20%
Deposits:
Interest-bearing demand	0.71%	0.67%	0.58%	0.53%	0.50%
Savings and money market	0.70%	0.68%	0.56%	0.46%	0.39%

	For the Quarters Ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Time	1.21%	1.10%	0.99%	0.91%	0.86%
FHLB advances and other borrowings	1.95%	1.76%	1.64%	1.51%	1.22%
Total interest-bearing liabilities	1.02%	0.97%	0.86%	0.76%	0.68%
Net interest spread	3.51%	3.47%	3.56%	3.82%	3.52%
Net interest margin	3.78%	3.71%	3.77%	4.00%	3.68%
Cost of deposits (including non-interest-bearing demand)	0.64%	0.61%	0.53%	0.47%	0.43%

LegacyTexas Financial Group, Inc.
Supplemental Information- Non-GAAP Financial Measures
(unaudited)

	At or For the Quarters Ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Reconciliation of Core (non-GAAP) to GAAP Net Income and Earnings per Share (calculated net of estimated tax rate of 35%, except as otherwise noted)	(Dollars in thousands, except per share amounts)
GAAP net income available to common shareholders[1]	$14,613	$28,617	$27,837	$18,111	$25,174
Distributed and undistributed earnings to participating securities[1]	47	92	98	79	131
GAAP net income	14,660	28,709	27,935	18,190	25,305
(Gain) loss on one-time tax adjustments[2]	13,493	—	—	—	—
(Gain) on sale of branch locations and land	—	(237)	—	(847)	—
Core (non-GAAP) net income	$28,153	$28,472	$27,935	$17,343	$25,305
Average shares for basic earnings per share	46,729,160	46,664,233	46,596,467	46,453,658	46,346,053
Basic GAAP earnings per share	$0.31	$0.61	$0.60	$0.39	$0.54
Basic core (non-GAAP) earnings per share	$0.60	$0.61	$0.60	$0.37	$0.55
Average shares for diluted earnings per share	47,290,308	47,158,729	47,005,554	47,060,306	46,873,215
Diluted GAAP earnings per share	$0.31	$0.61	$0.59	$0.38	$0.54
Diluted core (non-GAAP) earnings per share	$0.60	$0.60	$0.59	$0.37	$0.54
Reconciliation of Core (non-GAAP) to GAAP Non-Interest Income (gross of tax)
GAAP non-interest income	$6,901	$12,226	$12,325	$12,130	$12,277
(Gain) on sale of branch locations and land	—	(365)	—	(1,304)	—
Core (non-GAAP) non-interest income	$6,901	$11,861	$12,325	$10,826	$12,277

[1]
Unvested share-based awards that contain nonforfeitable rights to dividends (whether paid or unpaid) are participating securities and are included in the computation of GAAP earnings per share pursuant to the two-class method described in ASC 260-10-45-60B.

[2]	This one-time income tax expense adjustment consists of an adjustment to the Company's deferred tax asset related to the December 22, 2017 enactment of the Tax Cuts and Jobs Act.

	At or For the Quarters Ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Reconciliation of Core (non-GAAP) to GAAP Efficiency Ratio (gross of tax)	(Dollars in thousands)
GAAP efficiency ratio:
Non-interest expense	$40,708	$40,295	$39,589	$39,752	$39,548
Net interest income plus non-interest income	87,100	91,190	88,045	88,678	86,361
Efficiency ratio- GAAP basis	46.74%	44.19%	44.96%	44.83%	45.79%
Core (non-GAAP) efficiency ratio:
Non-interest expense	$40,708	$40,295	$39,589	$39,752	$39,548
Net interest income plus core (non-GAAP) non-interest income	87,100	90,825	88,045	87,374	86,361
Efficiency ratio- core (non-GAAP) basis	46.74%	44.37%	44.96%	45.50%	45.79%

Calculation of Tangible Book Value per Share:
Total shareholders' equity	$959,874	$950,092	$925,283	$899,917	$885,365
Less: Goodwill	(178,559)	(178,559)	(178,559)	(178,559)	(178,559)
Identifiable intangible assets, net	(402)	(463)	(524)	(585)	(665)
Total tangible shareholders' equity	$780,913	$771,070	$746,200	$720,773	$706,141
Shares outstanding at end of period	48,117,390	48,040,059	48,009,379	47,940,133	47,876,198

Book value per share- GAAP	$19.95	$19.78	$19.27	$18.77	$18.49
Tangible book value per share- Non-GAAP	16.23	16.05	15.54	15.03	14.75

Calculation of Tangible Equity to Tangible Assets:
Total assets	$9,086,196	$9,068,612	$8,970,375	$8,436,542	$8,362,255
Less: Goodwill	(178,559)	(178,559)	(178,559)	(178,559)	(178,559)
Identifiable intangible assets, net	(402)	(463)	(524)	(585)	(665)
Total tangible assets	$8,907,235	$8,889,590	$8,791,292	$8,257,398	$8,183,031

Equity to assets- GAAP	10.56%	10.48%	10.31%	10.67%	10.59%
Tangible equity to tangible assets- Non-GAAP	8.77	8.67	8.49	8.73	8.63

Calculation of Return on Average Assets and Return on Average Equity Ratios (GAAP and Core) (unaudited)
Net income	$14,660	$28,709	$27,935	$18,190	$25,305
Core (non-GAAP) net income	28,153	28,472	27,935	17,343	25,305
Average total equity	963,512	940,606	914,564	900,118	880,250
Average total assets	8,865,517	8,889,914	8,491,696	8,172,072	8,445,209
Return on average common shareholders' equity	6.09%	12.21%	12.22%	8.08%	11.50%
Core (non-GAAP) return on average common shareholders' equity	11.69	12.11	12.22	7.71	11.50
Return on average assets	0.66	1.29	1.32	0.89	1.20
Core (non-GAAP) return on average assets	1.27	1.28	1.32	0.85	1.20

	At or For the Years Ended
	December 31, 2017	December 31, 2016
Reconciliation of Core (non-GAAP) to GAAP Net Income and Earnings per Share (calculated net of estimated tax rate of 35%, except as otherwise noted)	(Dollars in thousands, except per share amounts)
GAAP net income available to common shareholders [1]	$89,176	$97,324
Distributed and undistributed earnings to participating securities [1]	318	497
GAAP net income	89,494	97,821
(Gain) loss on one-time tax adjustments[2]	13,493	—
Net (gain) on sale of insurance subsidiary operations[3]	—	(39)
(Gain) on sale of branch locations	(1,084)	(2,529)
Loss on sale of FHA loan portfolio	—	969
Core (non-GAAP) net income	$101,903	$96,222
Average shares for basic earnings per share	46,611,780	46,184,074
Basic (GAAP) earnings per share	$1.91	$2.11
Basic core (non-GAAP) earnings per share	$2.19	$2.08
Average shares for diluted earnings per share	47,138,518	46,484,967
Diluted GAAP earnings per share	$1.89	$2.09
Diluted core (non-GAAP) earnings per share	$2.16	$2.07

Reconciliation of Core (non-GAAP) to GAAP Non-Interest Income (gross of tax)
GAAP non-interest income	$43,582	$51,931
Net (gain) on sale of insurance subsidiary operations	—	(1,181)
(Gain) on sale of branch locations	(1,669)	(3,891)
Loss on sale of FHA loan portfolio	—	1,491
Core (non-GAAP) non-interest income	$41,913	$48,350

Reconciliation of Core (non-GAAP) to GAAP Efficiency Ratio (gross of tax)
Net interest income	$311,431	$282,269
GAAP efficiency ratio:
Non-interest expense	$160,344	$156,377
Net interest income plus non-interest income	355,013	334,200
Efficiency ratio- GAAP basis	45.17%	46.79%
Core (non-GAAP) efficiency ratio:
Core (non-GAAP) non-interest expense	$160,344	$156,377
Net interest income plus core (non-GAAP) non-interest income	353,344	330,619
Efficiency ratio- core (non-GAAP) basis	45.38%	47.30%

[1]
Unvested share-based awards that contain nonforfeitable rights to dividends (whether paid or unpaid) are participating securities and are included in the computation of GAAP earnings per share pursuant to the two-class method described in ASC 260-10-45-60B.

[2]	This one-time income tax expense adjustment consists of an adjustment to the Company's deferred tax asset related to the December 22, 2017 enactment of the Tax Cuts and Jobs Act.

[3]	Calculated net of tax on extraordinary gain totaling $1.1 million.

	At or For the Years Ended
	December 31, 2017	December 31, 2016
	(Dollars in thousands, except per share amounts)
Calculation of Return on Average Assets and Return on Average Equity Ratios (GAAP and core) (unaudited)
Net income	$89,494	$97,821
Core (non-GAAP) net income	101,903	96,222
Average total equity	929,903	848,788
Average total assets	8,607,481	7,881,881
Return on average common shareholders' equity	9.62%	11.52%
Core (non-GAAP) return on average common shareholders' equity	10.96	11.34
Return on average assets	1.04	1.24
Core (non-GAAP) return on average assets	1.18	1.22